UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2022

Acurx Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40536	82-3733567
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

259 Liberty Avenue, Staten Island, NY 10305

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (917)533-1469

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ACXP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 25, 2022, Acurx Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into Securities Purchase Agreements (the “Purchase Agreements”) with a single healthcare-focused U.S. institutional investor named therein (the “Investor”), and with each of David P. Luci, our President and Chief Executive Officer, Robert J. DeLuccia, our Executive Chairman, and Carl V. Sailer, a member of our board of directors (collectively, the “Affiliate Investors”), pursuant to which the Company agreed to issue and sell, in a registered direct offering by the Company directly to the Investor and to the Affiliate Investors (the “Registered Offering”), (i) an aggregate of 1,159,211 shares (the “Shares”) of common stock (consisting of 1,100,000 shares for the Investor and an aggregate of 59,211 for the Affiliate Investors), par value $0.001 per share, of the Company (“Common Stock”), at an offering price of $3.25 per share for the Investor and $3.80 per share for the Affiliate Investors and (ii) an aggregate of 130,769 pre-funded warrants exercisable for shares of Common Stock (the “Pre-Funded Warrants”) to the Investor at an offering price of $3.2499 per Pre-Funded Warrant, for aggregate gross proceeds from the Registered Offering of approximately $4.225 million before deducting the placement agent fee and related offering expenses.

The Pre-Funded Warrants were sold, in lieu of shares of Common Stock, to the Investor whose purchase of shares of Common Stock in the Registered Offering would otherwise result in the Investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the purchaser's option upon issuance, 9.99%) of the Company’s outstanding Common Stock immediately following the consummation of the Registered Offering. Each Pre-Funded Warrant represents the right to purchase one share of Common Stock at an exercise price of $0.0001 per share. The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until the Pre-Funded Warrants are exercised in full.

The Purchase Agreements contain customary representations and warranties and agreements of the Company and the Investor (and of the Affiliate Investors) and customary indemnification rights and obligations of the parties. Pursuant to the terms of each of the Purchase Agreements, the Company has agreed to certain restrictions on the issuance and sale of its Common Stock or Common Stock Equivalents (as defined in the Purchase Agreements) during the 90-day period following the closing of the Registered Offering.

The Shares and Pre-Funded Warrants were offered by the Company pursuant to a registration statement on Form S-3 (File No. 333-265956), which was filed with the Securities and Exchange Commission (the “Commission”) on July 1, 2022 and was declared effective by the Commission on July 11, 2022 (the “Registration Statement”).

In a concurrent private placement (the “Private Placement” and together with the Registered Offering, the “Offerings”), the Company agreed to issue to the Investor and to the Affiliate Investors (i) series A warrants (the “Series A Warrants”) exercisable for an aggregate of 1,289,980 shares of Common Stock (consisting of Series A Warrants (the “Investor Series A Warrants”) to purchase up to 1,230,769 shares of common stock for the Investor and Series A Warrants (the “Affiliate Series A Warrants”) to purchase up to 59,211 shares of common stock for the Affiliate Investors) at an exercise price of $3.25 per share for the Investor Series A Warrants and $3.55 per share for the Affiliate Series A Warrants and (ii) series B warrants (the “Series B Warrants” and together with the Series A Warrants, the “Warrants” and collectively with the Shares and the Pre-Funded Warrants, the “Securities”) exercisable for an aggregate of 1,289,980 shares of Common Stock (consisting of Series B Warrants (the “Investor Series B Warrants”) to purchase up to 1,230,769 shares of common stock for the Investor and Series B Warrants (the “Affiliate Series B Warrants”) to purchase up to an aggregate of 59,211 shares of common stock for the Affiliate Investors) at an exercise price of $3.25 per share for the Investor Series B Warrants and $3.55 per share for the Affiliate Series B Warrants. Each Series A Warrant will be exercisable commencing on the sixth month anniversary of the issuance date and will expire five years from the initial exercise date. Each Series B Warrant will be exercisable commencing on the sixth month anniversary of the issuance date and will expire one year from the initial exercise date. The Warrants and the shares of our Common Stock issuable upon the exercise of the Warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), were not offered pursuant to the Registration Statement and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder.

A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrants or Warrants to the extent that the holder would own more than 4.99% (or, at the purchaser’s option upon issuance, 9.99%) of the Company’s outstanding Common Stock immediately after exercise. However, upon at least 61 days’ prior notice from the holder to the Company, a holder with a 4.99% ownership blocker may increase the amount of ownership of outstanding Common Stock after exercising the holder’s Pre-Funded Warrants or Warrants up to 9.99% of the number of the Company’s Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrant or Warrant.

Pursuant to the terms of the Purchase Agreements, the Company agreed to use commercially reasonable efforts to cause a registration statement on Form S-1 providing for the resale by holders of shares of its Common Stock issuable upon the exercise of the Warrants, to become effective 180 days following the closing of the Registered Offering and to keep such registration statement effective at all times.

The Offerings are expected to close on or about July 27, 2022, subject to customary closing conditions.

On July 25, 2022, the Company entered into a co-placement agency agreement (the “Placement Agent Agreement”) with A.G.P./Alliance Global Partners (“AGP”) and Maxim Group LLC (“Maxim”, and together with AGP, the “Placement Agents”) pursuant to which the Company engaged AGP and Maxim as the exclusive placement agents in connection with the Offerings. A.G.P./Alliance Global Partners is acting as lead placement agent and Maxim Group LLC is acting as co-placement agent for the offering and the concurrent private placement. The Placement Agents agreed to use its reasonable best efforts to arrange for the sale of the Securities. The Company agreed to pay the Placement Agents a placement agents fee in cash equal to 7.0% of the gross proceeds from the sale of the Shares and Pre-Funded Warrants to the Investor and 3.5% for sales of Shares to the Affiliate Investors.  In addition to the cash fee, the Company agreed to issue to the Placement Agents warrants to purchase an aggregate of up to 5.0% of the aggregate number of shares and shares of Common Stock issuable upon exercise of the Pre-Funded Warrants sold in the Offering to the Investor and an aggregate of up to 2.5% of the aggregate number of shares of Common Stock sold to issuable upon exercise of the Pre-Funded Warrants sold in the Offering to the Affiliate Investors (the “Placement Agent Warrants”). The Placement Agent Warrants shall be exercisable commencing on the sixth month anniversary of the issuance date and expiring five years from the date of issuance. The Company also agreed to reimburse the Placement Agents for all reasonable and documented travel and other out-of-pocket expenses, including the reasonable fees of legal counsel not to exceed $50,000. The Placement Agent Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature.

The foregoing summaries of the Placement Agent Agreement, the Purchase Agreements, the Series A Warrants, the Series B Warrants, the Pre-Funded Warrants and the Placement Agent Warrant do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 1.1, 10.1, 4.1, 4.2, 4.3 and 4.4, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A copy of the opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.

Item 2.02. Results of Operations and Financial Condition.

As of June 30, 2022, we had approximately $9.1 million of cash and cash equivalents. This amount is unaudited and preliminary, is subject to completion of financial closing procedures that could result in changes to the amount, and does not present all information necessary for an understanding of our financial condition as of June 30, 2022.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference into this Item 3.02.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On July 23, 2022, the board of directors of the Company (the “Board”) approved a one-time limited waiver under the Company’s Insider Trading Policy (the “Trading Policy”) that is incorporated into the Company’s Code of Ethics to allow each of Mr. Luci, Mr. DeLuccia and Mr. Sailer to purchase securities of the Company. The waiver relates to certain provisions of the Trading Policy that require directors, officers, employees and consultants of the Company to not trade the Company’s securities during certain “black-out” periods. After due consideration and a review of the facts and circumstances, the Board believed that the waiver was appropriate in this limited case.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Form of Placement Agent Agreement.

4.1	Form of Series A Warrant.

4.2	Form of Series B Warrant.

4.3	Form of Pre-Funded Warrant.

4.4	Form of Placement Agent Warrant.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

10.1	Form of Securities Purchase Agreement, dated as of July 25, 2022, by and among Acurx Pharmaceuticals, Inc. and the purchasers party thereto.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).

99.1	Pricing Press Release.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acurx Pharmaceuticals, Inc.

Date: July 25, 2022	By:	/s/ David P. Luci
		Name:	David P. Luci
		Title:	President and Chief Executive Officer